UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2005
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On January 24, 2005, the Community National Bank, a wholly-owned subsidiary of Community Bancorp., entered into a contract with Kingdom Construction, Inc. and Black River Design Architects, PLC for the construction of an addition to the existing building that houses the main office of the Bank in Derby, Vermont. The commencement date of this project was January 10, 2005, with an anticipated date of substantial completion of November 15, 2005. This contract is referred to as Phase 2/3, with a contracted cost of $3,370,825.85. Progress payments are scheduled on a monthly basis with a retainage of 10%. At 50% of contract completion, and if all parties are in agreement, further retainage will be eliminated. Final payment is due within 30 days after the architect issues a final Certificate of Payment. Phase 1, which began on October 6, 2004, included sitework and the construction of a remote Drive-up facility equipped with an Automatic Teller Machine (ATM). The cost of this phase was $255,304, and was completed just prior to the commencement of Phase 2. The contract is filed as exhibit 99.1 to this report.

Item 9.01. Financial Statements, Proforma Financial Information and Exhibits.

(a)	Inapplicable.

(b)	Inapplicable.

(c)	Exhibits.

The following exhibits, referred to in Item 1.01 of this report, are furnished, not filed, herewith:

Exhibit 99.1 - AIA Document dated January 24, 2005, a standard form of agreement between Community National Bank, Kingdom Construction, Inc. and Black River Design Architects, LLC, including exhibits to the agreement or summaries thereof..

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: January 27, 2005	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Operating Officer (Chief Financial Officer)